EXHIBIT 99.1

News Release
Exxon Mobil Corporation
5959 Las Colinas Boulevard
Irving, TX 75039
972 940 6007 Telephone
972 940 6143 Facsimile
FOR IMMEDIATE RELEASE
FRIDAY, JANUARY 31, 2020

ExxonMobil Earns $14.3 Billion in 2019; $5.7 Billion in Fourth Quarter

•	Achieved first oil in Guyana, ahead of schedule; resource estimate increases to over 8 billion barrels
•	Grew fourth quarter liquids production by 4 percent over the prior year, driven by Permian Basin
•	Generated $29.7 billion of cash flow from operating activities in 2019; $6.4 billion in fourth quarter

				Third
	Fourth Quarter			Quarter		Twelve Months
	2019	2018	%	2019	%	2019	2018	%
Earnings Summary
(Dollars in millions, except per share data)
Earnings (U.S. GAAP)	5,690	6,000	-5	3,170	79	14,340	20,840	-31

Earnings Per Common Share
Assuming Dilution	1.33	1.41	-6	0.75	77	3.36	4.88	-31

Capital and Exploration
Expenditures	8,460	7,843	8	7,719	10	31,148	25,923	20

IRVING, Texas – January 31, 2020 – Exxon Mobil Corporation today announced estimated fourth quarter 2019 earnings of $5.7 billion, or $1.33 per share assuming dilution. Earnings included favorable identified items of about $3.9 billion, or $0.92 per share assuming dilution, mainly a $3.7 billion gain from the Norway upstream divestment. Capital and exploration expenditures were $8.5 billion, including key investments in the Permian Basin.

Oil-equivalent production was in line with the fourth quarter of 2018, at 4 million barrels per day, with a 4 percent increase in liquids offset by a 5 percent decrease in gas. Excluding entitlement effects and divestments, liquids production increased 2 percent driven by Permian Basin growth, while natural gas volumes decreased 4 percent.

“Our operations performed well, while short-term supply length in the downstream and chemicals businesses impacted margins and financial results,” said Darren W. Woods, chairman and chief executive officer. “Growth in demand for the products that underpin our businesses remains strong. We remain focused on improving our base businesses, driving efficiencies, and optimizing the value of our investment portfolio.”

Fourth Quarter 2019 Business Highlights
Upstream
•	Average crude and natural gas realizations were essentially in line with third quarter.
•	Liquids volumes increased 2 percent from third quarter, on growth and lower scheduled maintenance. Natural gas volumes increased 5 percent driven by seasonal demand.
•	Permian unconventional development continued with production up 54 percent from the fourth quarter of last year.
Downstream
•	Industry fuels margins were significantly lower than third quarter, reflecting seasonally lower demand and increased supply from reduced industry maintenance.
•

Scheduled refinery maintenance was higher in the fourth quarter, including turnarounds at the company’s refineries in Beaumont, Texas, Altona (Australia), Fawley (United Kingdom), Nanticoke (Canada), Sarnia (Canada), and Sriracha (Thailand).

Chemical
•	Margins weakened further during the quarter from already depressed levels, with supply length from recent industry capacity additions and higher feed costs.
Strengthening the Portfolio
•

ExxonMobil announced that oil production started from the Liza field offshore Guyana, less than five years after the first discovery of hydrocarbons – well ahead of industry average. Gross production from the Liza Phase 1 development, located in the Stabroek block, is expected to reach capacity of 120,000 gross barrels of oil per day in coming months. A second floating production, storage and offloading vessel (FPSO), with production capacity up to 220,000 gross barrels of oil per day, is under construction to support the Liza Phase 2 development. During the quarter, the company also announced its 15th discovery on the Stabroek block, at the Mako-1 well southeast of the Liza field. Inclusive of other recent discoveries, the estimated recoverable resource offshore Guyana now exceeds 8 billion gross oil-equivalent barrels. ExxonMobil anticipates that by 2025 at least five FPSOs will be producing more than 750,000 gross barrels of oil per day.

•

The company completed the previously announced sale of its non-operated upstream assets in Norway to Vår Energi AS for $4.5 billion as part of its plans to divest approximately $15 billion in non-strategic assets by 2021. Estimated total cash flow from the divestment is around $4 billion after closing adjustments, including $2.9 billion received in the fourth quarter and estimated cash flow in future periods associated with deferred consideration of $0.3 billion and a refund of income tax payments of $0.6 billion. The corporation’s fourth quarter earnings include a $3.7 billion gain on the sale.

Investing for Growth
•

ExxonMobil secured more than 1.7 million acres for exploration offshore Egypt during the quarter. The acquisition includes 1.2 million acres in the North Marakia Offshore block, which is located approximately five miles offshore Egypt’s northern coast in the Herodotus basin. The remaining 0.5 million acres are in the North East El Amriya Offshore block in the Nile Delta. Exploration activities are scheduled to begin in 2020.

•

ExxonMobil, Tencent, Tuhu and a distribution holding company announced a joint venture establishing an integrated car care network in China. Expected to launch in the spring of 2020, the venture will create a digital automotive maintenance ecosystem that integrates suppliers and customers of Mobil-branded lubricants and other vehicle maintenance products and services, while growing the strong Mobil lubricant brand and Mobil-branded car care network in China.

Advancing Innovative Technologies and Products
•

The company continues to progress the development of lower-emissions technologies to address the risks of climate change. ExxonMobil and FuelCell Energy, Inc. announced a new, two-year expanded joint-development agreement to further enhance carbonate fuel cell technology for the purpose of capturing carbon dioxide from industrial facilities. The agreement will focus efforts on optimizing the core technology, overall process integration and large-scale deployment of carbon capture solutions. ExxonMobil also signed an agreement with Porthos, the Port of Rotterdam’s transport hub and offshore storage project. The Porthos project intends to construct a pipeline system to collect carbon dioxide from industrial sites within the Port of Rotterdam and transport the molecules offshore for safe, secure and permanent geologic storage.

•

ExxonMobil extended its support of the Massachusetts Institute of Technology Energy Initiative’s (MITEI) low-carbon energy research and education mission by renewing its status as a founding member for another five years. This membership supports MITEI researchers as they evaluate innovative solutions to reduce carbon dioxide emissions in areas including carbon capture, energy storage, and mobility. The company also announced that it has signed agreements with two Indian Institute of Technology locations in Madras and Bombay, further expanding its extensive portfolio of research collaboration with India’s universities in the areas of biofuels and bio-products, gas transport and environment, and low-emissions technologies for the power and industrial sectors.

Earnings and Volume Summary

Millions of Dollars	4Q	4Q
(unless noted)	2019	2018	Change	Comments
Upstream
U.S.	68	265	-197	Lower gas prices and higher growth-related expenses partly offset by prior year identified impairment item (+274)
Non-U.S.	6,069	3,048	+3,021	Norway asset sale (+3,679), other identified items (+364) and higher liquids realizations, partly offset by lower gas prices, higher maintenance and unfavorable tax impacts
Total	6,137	3,313	+2,824	Gas prices -680, liquids prices +230, volumes -140, expenses -130, tax -180, identified items +4,320, other -600
Production (koebd)	4,018	4,010	+8	Liquids +88 kbd: growth and higher entitlements, partly offset by higher downtime Gas -479 mcfd: higher entitlements and growth, more than offset by higher downtime and divestments

Downstream
U.S.	895	987	-92	Lower fuels margins including narrower North America crude differentials and unfavorable mark-to-market derivatives partly offset by reduced downtime/maintenance and LIFO inventory benefit (+420)
Non-U.S.	3	1,717	-1,714	Lower margins including unfavorable mark-to-market derivatives partly offset by portfolio/projects contribution and favorable foreign exchange; absence of prior year identified items (-945)
Total	898	2,704	-1,806	Margins -1,620, portfolio/projects +180, downtime/maintenance +100, LIFO inventory benefit +450, identified items -950, other +30
Petroleum Product Sales (kbd)	5,482	5,495	-13

Chemical
U.S.	(2)	282	-284	Lower margins
Non-U.S.	(353)	455	-808	Lower margins, absence of identified tax item (-212), and higher growth-related expenses
Total	(355)	737	-1,092	Margins -670, identified items -210, growth-related expenses -130, other -80
Prime Product Sales (kt)	6,569	6,672	-103

Corporate and financing	(990)	(754)	-236	Unfavorable tax impacts

Earnings and Volume Summary

Millions of Dollars	4Q	3Q
(unless noted)	2019	2019	Change	Comments
Upstream
U.S.	68	37	+31	Higher gas prices
Non-U.S.	6,069	2,131	+3,938	Net favorable identified items (+3,947) and higher volumes
Total	6,137	2,168	+3,969	Prices +100, volumes +210, identified items +3,950, other -290
Production (koebd)	4,018	3,899	+119	Liquids +44 kbd: growth and higher entitlements, partly offset by divestments Gas +450 mcfd: higher demand and entitlements, partly offset by divestments

Downstream
U.S.	895	673	+222	Lower margins including unfavorable mark-to-market derivatives; improved reliability and favorable yield/sales mix exceed increased scheduled maintenance; LIFO inventory benefit (+460)
Non-U.S.	3	557	-554	Lower margins including unfavorable mark-to-market derivatives; improved reliability, projects contribution, favorable foreign exchange and LIFO inventory benefit (+80) exceed higher seasonal expenses
Total	898	1,230	-332	Margins -770, yield/sales mix +60, portfolio/projects +40, downtime/maintenance +40, foreign exchange +60, seasonal expenses -250, LIFO inventory benefit +540, other -50
Petroleum Product Sales (kbd)	5,482	5,504	-22

Chemical
U.S.	(2)	53	-55	Lower margins
Non-U.S.	(353)	188	-541	Lower margins and higher growth-related expenses
Total	(355)	241	-596	Margins -410, growth-related expenses -160, other -30
Prime Product Sales (kt)	6,569	6,476	+93

Corporate and financing	(990)	(469)	-521	Unfavorable tax impacts including absence of identified item (-307)

Earnings and Volume Summary

Millions of Dollars	Full Year	Full Year
(unless noted)	2019	2018	Change	Comments
Upstream
U.S.	536	1,739	-1,203	Lower prices; unconventional growth partly offset by higher expenses; prior year identified impairment item (+274) and net unfavorable one-time items
Non-U.S.	13,906	12,340	+1,566	Net favorable identified items (+3,893) and higher liquids volumes, partly offset by lower prices, higher production expenses and net unfavorable one-time items
Total	14,442	14,079	+363	Prices -2,710, volume +860, expenses -1,100, identified items +4,170, net unfavorable one-time items -830, other -30
Production (koebd)	3,952	3,833	+119	Liquids +120 kbd: growth and higher entitlements Gas -11 mcfd: divestments and higher downtime offset by growth and higher entitlements
Downstream
U.S.	1,717	2,962	-1,245	Lower margins including narrower North America crude differentials; improved reliability more than offset by increased scheduled maintenance; LIFO inventory benefit (+420)
Non-U.S.	606	3,048	-2,442	Lower margins including unfavorable mark-to-market derivatives; projects contribution and favorable foreign exchange; absence of prior year identified items (-945)
Total	2,323	6,010	-3,687	Margins -2,980, portfolio/projects +350, downtime/maintenance -650, LIFO inventory benefit +450, identified items -950, other +90
Petroleum Product Sales (kbd)	5,452	5,512	-60
Chemical
U.S.	206	1,642	-1,436	Lower margins, higher downtime/maintenance, lower volumes, and higher growth-related expenses
Non-U.S.	386	1,709	-1,323	Lower margins; reduced downtime/maintenance, contributions from new assets; absence of identified tax item (-212), unfavorable foreign exchange and lower volumes
Total	592	3,351	-2,759	Margins -1,820, new assets +60, volumes -260, identified items -210, growth-related expenses -140, foreign exchange -140, downtime/maintenance -110, other -140
Prime Product Sales (kt)	26,516	26,869	-353
Corporate and financing	(3,017)	(2,600)	-417	Unfavorable tax impacts and higher financing costs

Cash Flow from Operations and Asset Sales excluding Working Capital

Millions of Dollars	4Q
	2019	Comments
Net income including noncontrolling interests	5,730	Including $40 million for noncontrolling interests
Depreciation	4,923
Changes in working capital	(1,641)	Lower payables, inventory impacts
Other	(2,660)	Includes adjustment for Norway divestment gain and noncash identified tax item
Cash Flow from Operating	6,352
Activities (U.S. GAAP)
Asset sales	3,092	Mainly Norway upstream divestment
Cash Flow from Operations	9,444
and Asset Sales
Changes in working capital	1,641
Cash Flow from Operations	11,085
and Asset Sales excluding Working Capital

Millions of Dollars	FY
	2019	Comments
Net income including noncontrolling interests	14,774	Including $434 million for noncontrolling interests
Depreciation	18,998
Changes in working capital	923	Mainly driven by higher payables
Other	(4,979)	Includes adjustment for Norway divestment gain, equity company earnings greater than dividends, and adjustment for noncash identified items
Cash Flow from Operating	29,716
Activities (U.S. GAAP)
Asset sales	3,692	Including Norway upstream divestment and Mobile Bay sale
Cash Flow from Operations	33,408
and Asset Sales
Changes in working capital	(923)
Cash Flow from Operations	32,485
and Asset Sales excluding Working Capital

Twelve Months 2019 Financial Updates

During 2019, Exxon Mobil Corporation purchased 5 million shares of its common stock for the treasury at a gross cost of $414 million. These shares were acquired to offset dilution in conjunction with the company’s benefit plans and programs. The corporation will continue to acquire shares to offset dilution in conjunction with its benefit plans and programs.

ExxonMobil will discuss financial and operating results and other matters during a webcast at 8:30 a.m. Central Time on January 31, 2020. To listen to the event or access an archived replay, please visit www.exxonmobil.com.

Cautionary Statement

Outlooks, projections, goals, targets, descriptions of strategic plans and objectives, and other statements of future events or conditions in this release are forward-looking statements. Actual future results, including business and project plans, capacities, costs, and timing; resource recoveries and production rates; and the impact of new technologies, including to increase capital efficiency and production and to reduce greenhouse gas emissions, could differ materially due to a number of factors. These include global or regional changes in supply and demand for oil, gas, petrochemicals, and feedstocks and other market conditions that impact prices and differentials; reservoir performance; the outcome of exploration projects and timely completion of development and construction projects; the impact of commercial terms and the outcome of commercial negotiations or acquisitions; changes in law, taxes, or regulation including environmental regulations, and timely granting of governmental permits; war, trade agreements and patterns, shipping blockades or harassment, and other political, public health, or security disturbances; opportunities for and regulatory approval of potential investments or divestments; the actions of competitors; the capture of efficiencies between business lines; unforeseen technical or operating difficulties; unexpected technological developments; the ability to bring new technologies to commercial scale on a cost-competitive basis, including large-scale hydraulic fracturing projects; general economic conditions including the occurrence and duration of economic recessions; the results of research programs; and other factors discussed under the heading Factors Affecting Future Results on the Investors page of our website at www.exxonmobil.com and in Item 1A of ExxonMobil’s 2018 Form 10-K. We assume no duty to update these statements as of any future date.

Frequently Used Terms and Non-GAAP Measures

This press release includes cash flow from operations and asset sales. Because of the regular nature of our asset management and divestment program, we believe it is useful for investors to consider proceeds associated with the sales of subsidiaries, property, plant and equipment, and sales and returns of investments together with cash provided by operating activities when evaluating cash available for investment in the business and financing activities. A reconciliation to net cash provided by operating activities is shown for 2019 periods on page 7 and for 2019 and 2018 periods in Attachment V.

This press release also includes cash flow from operations and asset sales excluding working capital. We believe it is useful for investors to consider these numbers in comparing the underlying performance of our business across periods when there are significant period-to-period differences in the amount of changes in working capital. A reconciliation to net cash provided by operating activities is shown for 2019 periods on page 7 and for 2019 and 2018 periods in Attachment V.

This press release also includes earnings excluding identified items, which are earnings excluding individually significant non-operational events with an absolute corporate total earnings impact of at least $250 million in a given quarter. The earnings impact of an identified item for an individual segment may be less than $250 million when the item impacts several segments. We believe it is useful for investors to consider these figures in comparing the underlying performance of our business across periods when one, or both, periods include identified items. A reconciliation to earnings is shown for 2019 and 2018 periods in Attachment II.

This press release also includes total taxes including sales-based taxes. This is a broader indicator of the total tax burden on the corporation’s products and earnings, including certain sales and value-added taxes imposed on and concurrent with revenue-producing transactions with customers and collected on behalf of governmental authorities (“sales-based taxes”). It combines “Income taxes” and “Total other taxes and duties” with sales‑based taxes, which are reported net in the income statement. We believe it is useful for the corporation and its investors to understand the total tax burden imposed on the corporation’s products and earnings. A reconciliation to total taxes is shown as part of the Estimated Key Financial and Operating Data in Attachment I.

References to the resource base and other quantities of oil, natural gas or condensate may include estimated amounts that are not yet classified as “proved reserves” under SEC definitions, but which are expected to be ultimately recoverable. The term “project” as used in this release can refer to a variety of different activities and does not necessarily have the same meaning as in any government payment transparency reports. Further information on ExxonMobil’s frequently used financial and operating measures and other terms including “Cash flow from operations and asset sales”, and “Total taxes including sales‑based taxes” is contained under the heading “Frequently Used Terms” available through the “Investors” section of our website at www.exxonmobil.com.

LIFO Inventory

Crude oil, products and merchandise inventories are carried at the lower of current market value or cost, generally determined under the last-in first-out method (LIFO). The corporation’s results for the fourth quarters of 2019 and 2018 included a gain of $523 million and $107 million, respectively, attributable to the combined effects of LIFO inventory accumulations and drawdowns driven by operational fluctuations in the corporation’s inventory levels.

Reference to Earnings

References to corporate earnings mean net income attributable to ExxonMobil (U.S. GAAP) from the consolidated income statement. Unless otherwise indicated, references to earnings, Upstream, Downstream, Chemical and Corporate and financing segment earnings, and earnings per share are ExxonMobil’s share after excluding amounts attributable to noncontrolling interests.

Exxon Mobil Corporation has numerous affiliates, many with names that include ExxonMobil, Exxon, Mobil, Esso, and XTO. For convenience and simplicity, those terms and terms such as corporation, company, our, we, and its are sometimes used as abbreviated references to specific affiliates or affiliate groups. Similarly, ExxonMobil has business relationships with thousands of customers, suppliers, governments, and others. For convenience and simplicity, words such as venture, joint venture, partnership, co-venturer, and partner are used to indicate business and other relationships involving common activities and interests, and those words may not indicate precise legal relationships.

Estimated Key Financial and Operating Data
				Attachment I
Exxon Mobil Corporation
Fourth Quarter 2019
(millions of dollars, unless noted)
			Third
	Fourth Quarter		Quarter	Twelve Months
	2019	2018	2019	2019	2018
Earnings / Earnings Per Share
Total revenues and other income	67,173	71,895	65,049	264,938	290,212
Total costs and other deductions	60,759	63,774	60,328	244,882	259,259
Income before income taxes	6,414	8,121	4,721	20,056	30,953
Income taxes	684	1,915	1,474	5,282	9,532
Net income including noncontrolling interests	5,730	6,206	3,247	14,774	21,421
Net income attributable to noncontrolling interests	40	206	77	434	581
Net income attributable to ExxonMobil (U.S. GAAP)	5,690	6,000	3,170	14,340	20,840

Earnings per common share (dollars)	1.33	1.41	0.75	3.36	4.88

Earnings per common share
- assuming dilution (dollars)	1.33	1.41	0.75	3.36	4.88

Exploration expenses, including dry holes	357	555	299	1,269	1,466

Other Financial Data
Dividends on common stock
Total	3,716	3,502	3,716	14,652	13,798
Per common share (dollars)	0.87	0.82	0.87	3.43	3.23

Millions of common shares outstanding
At period end				4,234	4,237
Average - assuming dilution	4,269	4,270	4,271	4,270	4,270

ExxonMobil share of equity at period end				191,650	191,794
ExxonMobil share of capital employed at period end				240,925	232,280

Income taxes	684	1,915	1,474	5,282	9,532
Total other taxes and duties	8,416	8,473	8,317	33,186	35,230
Total taxes	9,100	10,388	9,791	38,468	44,762
Sales-based taxes	5,205	5,444	5,228	20,679	21,750
Total taxes including sales-based taxes	14,305	15,832	15,019	59,147	66,512

ExxonMobil share of income taxes of
equity companies	714	992	426	2,490	3,142

				Attachment II

Exxon Mobil Corporation
Fourth Quarter 2019
(millions of dollars)
			Third
	Fourth Quarter		Quarter	Twelve Months
	2019	2018	2019	2019	2018
Earnings (U.S. GAAP)
Upstream
United States	68	265	37	536	1,739
Non-U.S.	6,069	3,048	2,131	13,906	12,340
Downstream
United States	895	987	673	1,717	2,962
Non-U.S.	3	1,717	557	606	3,048
Chemical
United States	(2)	282	53	206	1,642
Non-U.S.	(353)	455	188	386	1,709
Corporate and financing	(990)	(754)	(469)	(3,017)	(2,600)
Net income attributable to ExxonMobil	5,690	6,000	3,170	14,340	20,840

Identified Items Included in Earnings
U.S. Upstream
Other Items	-	(274)	-	-	(274)
Non-U.S. Upstream
Asset Management	3,679	-	-	3,679	366
Tax Items	268	-	-	755	271
Other Items	-	(96)	-	-	(96)
Non-U.S. Downstream
Asset Management	-	888	-	-	888
Tax Items	-	57	-	(9)	57
Non-U.S. Chemical
Tax Items	-	212	-	2	212
Corporate and financing
Asset Management	(24)	(6)	-	(24)	(6)
Tax Items	-	-	307	332	348
Corporate total	3,923	781	307	4,735	1,766

Earnings Excluding Identified Items
Upstream
United States	68	539	37	536	2,013
Non-U.S.	2,122	3,144	2,131	9,472	11,799
Downstream
United States	895	987	673	1,717	2,962
Non-U.S.	3	772	557	615	2,103
Chemical
United States	(2)	282	53	206	1,642
Non-U.S.	(353)	243	188	384	1,497
Corporate and financing	(966)	(748)	(776)	(3,325)	(2,942)
Corporate total	1,767	5,219	2,863	9,605	19,074

				Attachment III

Exxon Mobil Corporation
Fourth Quarter 2019

			Third
	Fourth Quarter		Quarter	Twelve Months
	2019	2018	2019	2019	2018
Net production of crude oil, natural gas
liquids, bitumen and synthetic oil,
thousand barrels per day (kbd)
United States	665	583	654	646	551
Canada / Other Americas	487	474	464	467	438
Europe	93	122	113	108	132
Africa	366	376	371	372	387
Asia	780	745	738	748	711
Australia / Oceania	45	48	52	45	47
Worldwide	2,436	2,348	2,392	2,386	2,266

Natural gas production available for sale,
million cubic feet per day (mcfd)
United States	2,713	2,581	2,883	2,778	2,574
Canada / Other Americas	287	247	254	258	227
Europe	1,508	1,943	1,004	1,457	1,653
Africa	10	16	7	7	13
Asia	3,753	3,804	3,433	3,575	3,613
Australia / Oceania	1,224	1,383	1,464	1,319	1,325
Worldwide	9,495	9,974	9,045	9,394	9,405

Oil-equivalent production (koebd)[1]	4,018	4,010	3,899	3,952	3,833

[1] Natural gas is converted to an oil-equivalent basis at six million cubic feet per one thousand barrels.

				Attachment IV

Exxon Mobil Corporation
Fourth Quarter 2019

			Third
	Fourth Quarter		Quarter	Twelve Months
	2019	2018	2019	2019	2018
Refinery throughput (kbd)
United States	1,675	1,661	1,647	1,532	1,588
Canada	322	408	363	353	392
Europe	1,304	1,366	1,325	1,317	1,422
Asia Pacific	570	670	532	598	706
Other	182	193	185	181	164
Worldwide	4,053	4,298	4,052	3,981	4,272

Petroleum product sales (kbd)
United States	2,356	2,230	2,336	2,292	2,210
Canada	444	516	492	476	510
Europe	1,456	1,474	1,508	1,479	1,556
Asia Pacific	729	825	700	738	815
Other	497	450	468	467	421
Worldwide	5,482	5,495	5,504	5,452	5,512

Gasolines, naphthas	2,276	2,183	2,255	2,220	2,217
Heating oils, kerosene, diesel	1,903	1,915	1,833	1,867	1,840
Aviation fuels	399	376	445	406	402
Heavy fuels	217	387	261	270	395
Specialty products	687	634	710	689	658
Worldwide	5,482	5,495	5,504	5,452	5,512

Chemical prime product sales,
thousand metric tons (kt)
United States	2,294	2,577	2,216	9,127	9,824
Non-U.S.	4,275	4,095	4,260	17,389	17,045
Worldwide	6,569	6,672	6,476	26,516	26,869

				Attachment V

Exxon Mobil Corporation
Fourth Quarter 2019
(millions of dollars)
			Third
	Fourth Quarter		Quarter	Twelve Months
	2019	2018	2019	2019	2018
Capital and Exploration Expenditures
Upstream
United States	2,848	2,630	3,002	11,653	7,670
Non-U.S.	3,243	3,620	2,789	11,832	12,524
Total	6,091	6,250	5,791	23,485	20,194
Downstream
United States	725	325	590	2,353	1,186
Non-U.S.	635	541	479	2,018	2,243
Total	1,360	866	1,069	4,371	3,429
Chemical
United States	786	579	656	2,547	1,747
Non-U.S.	213	132	196	718	488
Total	999	711	852	3,265	2,235

Other	10	16	7	27	65

Worldwide	8,460	7,843	7,719	31,148	25,923

Cash flow from operations and asset sales excluding working capital
Net cash provided by operating activities
(U.S. GAAP)	6,352	8,607	9,079	29,716	36,014
Proceeds associated with asset sales	3,092	884	460	3,692	4,123
Cash flow from operations and asset sales	9,444	9,491	9,539	33,408	40,137
Changes in working capital	1,641	1,331	(1,550)	(923)	1,356
Cash flow from operations and asset sales	11,085	10,822	7,989	32,485	41,493
excluding working capital

		Attachment VI

Exxon Mobil Corporation
Earnings

	$ Millions	$ Per Common Share[1]

2015
First Quarter	4,940	1.17
Second Quarter	4,190	1.00
Third Quarter	4,240	1.01
Fourth Quarter	2,780	0.67
Year	16,150	3.85

2016
First Quarter	1,810	0.43
Second Quarter	1,700	0.41
Third Quarter	2,650	0.63
Fourth Quarter	1,680	0.41
Year	7,840	1.88

2017
First Quarter	4,010	0.95
Second Quarter	3,350	0.78
Third Quarter	3,970	0.93
Fourth Quarter	8,380	1.97
Year	19,710	4.63

2018
First Quarter	4,650	1.09
Second Quarter	3,950	0.92
Third Quarter	6,240	1.46
Fourth Quarter	6,000	1.41
Year	20,840	4.88

2019
First Quarter	2,350	0.55
Second Quarter	3,130	0.73
Third Quarter	3,170	0.75
Fourth Quarter	5,690	1.33
Year	14,340	3.36

[1] Computed using the average number of shares outstanding during each period.